UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2022

Kalera Public Limited Company

(Exact name of registrant as specified in its charter)

Republic of Ireland	001-41439	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kalera Public Limited Company

7455 Emerald Dunes Dr., Suite 2100

Orlando, FL, 32822

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +1 407 559 5536

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.0001 par value	KAL	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Ordinary Share for $11.50 per share	KALWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 26, 2022, Kalera plc (the “Company”) entered into a placement agency agreement (the “Placement Agreement”) with Maxim Group LLC as placement agent (the “Placement Agent”) in connection with a public offering (the “Offering”) of up to 68,000,000 units of the Company (the “Units”), consisting of (i) 50,627,692 ordinary shares of the Company with a par value of $0.0001 (the “Ordinary Shares”), (ii) 17,372,308 pre-funded warrants of the Company exercisable for one Ordinary Share each (the “Pre-Funded Warrants”), and (iii) up to 136,000,000 class A warrants of the Company, exercisable for one Ordinary Share each (the “Class A Warrants”, and together with the Pre-Funded Warrants, the “Warrants”).

Each Unit consisted of one Ordinary Share and two Class A Warrants or one Pre-Funded Warrant and two Class A Warrants. The Ordinary Shares were offered at a public offering price of $0.13, before deducting placement agent fees and estimated offering expenses. The Pre-Funded Warrants were sold to purchasers whose Ordinary Shares in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding Ordinary Shares immediately following the consummation of the Offering, in lieu of shares of Ordinary Shares. The pre-funded exercise price for each Pre-Funded Warrant was equal to the price per Ordinary Share, minus $0.0001. No additional consideration was payable for the Class A Warrants. The components of the Units were issued separately and are immediately separable upon issuance.

The Pre-Funded Warrants are exercisable immediately (subject to the beneficial ownership cap) for one Ordinary Share each at a non pre-funded exercise price of $0.0001 per share and may be exercised at any time in perpetuity until all of the pre-funded warrants are exercised in full. The Class A Warrants are exercisable immediately for one Ordinary Share each at an exercise price of $0.13 per share and expire five years after their issuance date.

On October 26, 2022, the Company also entered into a security purchase agreement (the “Security Purchase Agreement”) with an institutional investor (the “Purchaser”) in connection with the Offering. Under the Security Purchase Agreement, the Purchaser agreed to subscribe for up to an aggregate of $1,000,000.04 of Units, consisting of (i) 2,600,000 Ordinary Shares, (ii) 5,092,308 Pre-Funded Warrants and (iii) 15,384,616 Class A Warrants.

A registration statement on Form S-1, relating to the Offering was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 7, 2022, amendments to which were filed with the SEC on October 17, 2022, and October 20, 2022, and was declared effective on October 26, 2022. The gross proceeds to the Company from the Offering, before deducting placement agent fees and estimated offering expenses, and excluding the exercise of any Pre-Funded Warrants or Class A Warrants, were $8,840,000.

The Placement Agreement and the Security Purchase Agreement contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the Purchaser, as the case may be, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agreement, the Company and its executive officers and directors have entered into agreements providing that the Company and each of these persons may not, without the prior written consent of the Placement Agent, subject to certain exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities for a period of thirty (30) days following the closing date of the Offering.

The Placement Agreement and the final forms of the Class A Warrant, the Pre-Funded Warrant and the Security Purchase Agreement are filed as Exhibits 1.1, 4.1, 4.2 and 10.1, respectively, to this current report on Form 8-K, and the description of the terms of the Placement Agreement, the Pre-Funded Warrant, the Class A Warrant and the Security Purchase Agreement are qualified in their entirety by reference to such exhibits.

Item 8.01. Other Events

On October 26, 2022, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agency Agreement, dated October 26, 2022 between the Company and Maxim Group LLC
4.1	Form of Class A Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release dated October 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALERA PUBLIC LIMITED COMPANY
Dated: November 1, 2022

	By:	/s/ Fernando Cornejo
	Name:	Fernando Cornejo
	Title:	Chief Financial Officer